Exhibit 3.111

SEVENTH AMENDMENT TO AGREEMENT OF
LIMITED PARTNERSHIP OF PASCO COGEN, LTD.

This Seventh Amendment to Agreement of Limited Partnership of Pasco Cogen, Ltd. (the “Partnership”), dated as of December 24, 2007, by and among NCP Dade Power LLC, a Delaware limited liability company (“NDP”), and Pasco Project Investment Partnership, Ltd., a Florida limited partnership (“PPIP”), as the General Partners, Dade Investment, L.P., a Delaware limited partnership (“DIL”), DCC Project Finance Ten, Inc., a Delaware corporation (“DCCP”), and PPIP as all the Limited Partners.

W I T N E S S E T H:

WHEREAS, Pas Power Co., a Florida corporation (“PAS”), NDP and DIL entered into the Agreement of Limited Partnership of Pasco Cogen, Ltd., dated as of August 28, 1991 (the “LP Agreement”), as amended by (i) the First Amendment to Agreement of Limited Partnership of Pasco Cogen, Ltd., dated as of January 15, 1992; (ii) the Second Amendment to Agreement of Limited Partnership of Pasco Cogen, Ltd., dated as of October 15, 1992; (iii) the Third Amendment to Agreement of Limited Partnership of Pasco Cogen, Ltd., dated as of July 15, 1993; (iv) the Fourth Amendment to Agreement of Limited Partnership of Pasco Cogen, Ltd., dated as of June 13, 1994; (v) the Fifth Amendment to Agreement of Limited Partnership of Pasco Cogen, Ltd., dated as of June 10, 1997; and (vi) the Sixth Amendment to Agreement of Limited Partnership of Pasco Cogen, Ltd., dated as of September 17, 1998 (the LP Agreement, as so amended, the “Partnership Agreement”);

WHEREAS, PAS has heretofore withdrawn as a Partner of the Partnership;

WHEREAS, pursuant to the Purchase and Sale Agreement, dated as of November 9, 2007, by and among PPIP, DCCP, NDP and DIL (the “Purchase and Sale Agreement”) executed simultaneously herewith, NDP has purchased a 1% General Partner interest in the Partnership from PPIP and DIL has purchased a 0.1% Limited Partner interest in the Partnership from PPIP and a 48.8% Limited Partner interest in the Partnership from DCCP;

WHEREAS, PPIP desires to withdraw as a General and Limited Partner; and

WHEREAS, the General Partners and all the Limited Partners desire to amend the Partnership Agreement as set forth herein in accordance with the provisions of Section 17.01 of the Partnership Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.             PPIP hereby withdraws as a General Partner and as a Limited Partner.

2.             The General Partner and a majority in interest of the Limited Partners hereby acknowledge that PPIP has transferred to NDP and DIL, as of the date hereof, the following interests in the Partnership:

(i)         a 1.0% Partnership Interest transferred to NDP to be held by NDP as a General Partner, and

(ii)        a 0.1% Partnership Interest transferred to DIL to be held by DIL, as a Limited Partner.

3.             The General Partner and all the Limited Partners hereby acknowledge that DCCP has transferred to DIL, as of the date hereof, a 48.8% Partnership Interest to be held by DIL as a Limited Partner.

4.             All references in the Partnership Agreement to PPIP, in its capacity as a General Partner of the Partnership, are hereby deleted and replaced with NDP.

5.             Section 1.22 of the Partnership Agreement is hereby amended by deleting the words “either PAS or NDP, so long as they serve as General Partners” in lines 1 and 2 thereof, and replacing them with the words “NDP, so long as it serves as a General Partner”.

6.             Section 1.24 of the Partnership Agreement is hereby amended by deleting the word “PAS” in line 1 thereof, and replacing it with the word “DCCP”.

7.             Section 1.67 of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 1.67.                      [Intentionally Omitted]”

8.             Section 5.01 of the Partnership Agreement is hereby amended by deleting the first sentence thereof, and replacing it with the words “NDP shall serve as General Partner of the Partnership.”

9.             Section 5.02(a) of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

“(a)         The Partners have each contributed to the capital of the Partnership amounts of cash equal to the respective percentage set forth opposite each Partner’s name in Exhibit A attached hereto.”

10.           Section 5.10 of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 5.10.                      [Intentionally Omitted]”

11.           Sections 7.04, 7.05, 7.06, 7.07, 7.08 and 7.09 of the Partnership Agreement are hereby amended and restated in their entireties to read as follows:

“SECTION 7.04.                      [Intentionally Omitted]

SECTION 7.05.                       [Intentionally Omitted]

SECTION 7.06.                       [Intentionally Omitted]

SECTION 7.07.                       [Intentionally Omitted]

SECTION 7.08.                       [Intentionally Omitted]

SECTION 7.09.                       [Intentionally Omitted]”

12.           Exhibit B to the Partnership Agreement, referenced in Section 7.07 of the Partnership Agreement, is hereby deleted in its entirety.

13.           Section 8.01(d) of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

“(d)         [Intentionally Omitted]”

14.           Section 8.04 of the Partnership Agreement is hereby amended by deleting the first two sentences thereof, and replacing them with the following: “NDP shall manage the functions and responsibilities of the Partnership as is provided in Sections 8.09 and 8.10 hereof. If NDP ceases to provide such management functions as provided herein, the Management Committee shall select, from time to time, one or more Persons to provide such management functions (such Persons referred to herein individually as “Project Manager” and collectively as “Project Managers”).”

15.           Section 8.08 of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 8.08.                       [Intentionally Omitted]”

16.           Section 8.10 of the Partnership Agreement is hereby amended by deleting the word “PPIP” in lines 1 and 4 of the introductory paragraph of said section, and replacing it with the word “NDP”.

17.           Section 8.10(d) of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

“(d)         NDP shall serve as the Administrative Manager for a term commencing December 24, 2007 and shall continue until the earlier of (i) the liquidation of the Partnership; (ii) the removal for cause, or the resignation, of NDP as the Administrative Manager; (iii) the receipt of written notice from the Partnership to the Administrative Manager, with or without cause, if requested by the Agent, any time after an “event of default” (or similar event, however worded) under any of the Loan Documents; or (iv) NDP failing to be a General Partner of the Partnership.”

18.           Sections 8.10(e), (f) and (g) of the Partnership Agreement are hereby amended and restated in their entireties to read as follows:

“(e)         [Intentionally Omitted]

(f)          [Intentionally Omitted]

(g)         [Intentionally Omitted]”

19.           Section 12.01 of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 12.01. In General. Subject to the terms and conditions set forth in the Partnership Interest Security Agreements and in the Ownership Maintenance Agreements (each as defined in the Master Agreement) and except for a buyout pursuant to Article XV hereof, no Partner may sell, transfer, assign, pledge, hypothecate, grant a security interest in, or otherwise dispose of or encumber, its Interest in the Partnership (whether voluntarily, involuntarily or by operation of law) (any one of the foregoing being called a “Transfer”), unless:

(i)            all of the General Partners have consented in writing to such Transfer, which consent shall not be unreasonably withheld or delayed;

(ii)           such Transfer does not violate the QF status or Sections 3.02 or 5.01 hereof, or the Florida “qualifying facility” status of the Project, and the transferee provides the Partnership appropriate certificates and an opinion of counsel reasonably satisfactory to the non-assigning General Partners concluding that the Transfer will not cause the Project to lose its QF status or Florida “qualifying facility” status;

(iii)          such transferee delivers a counterpart of the instrument of Transfer, executed and acknowledged by the parties thereto, to the Partnership at its principal place of business;

(iv)          the transferee agrees in a writing, reasonably satisfactory in form and substance to counsel for the non-assigning General Partners, to assume all obligations, covenants and liabilities under this Agreement of the transferor;

(v)           the Transfer will not result in the Partnership being treated as an association taxable as a corporation under the Code or cause the Partnership to be terminated under Section 708(b) of the Code;

(vi)          such Transfer would not result in a default under any Project Document;

(vii)         such Transfer is in compliance with all applicable laws, including without limitation securities laws, and would not result in the Partnership violating any applicable laws; and

(viii)        the transferring Partner pays all reasonable fees and expenses of or payable by the Partnership (including legal fees) incurred in connection with such Transfer.”

20.           Section 12.03 of the partnership Agreement is amended and restated in its entirety to read as follows:

“SECTION 12.03.               Transfer by DCCP. Notwithstanding Section 12.01 above, DCCP may Transfer all of its Partnership Interests in the Partnership pursuant to the exercise by DIL of the Call Option or by DCCP of the Put Option (each as defined in the Purchase and Sale Agreement dated as of November 9, 2007, by and among DCCP and Pasco Project Investment Partnership, Ltd., as Sellers, and DIL and NDP, as Buyers).”

21.           Sections 12.04 and 12.05 of the Partnership Agreement are hereby amended and restated in their entireties to read as follows:

“SECTION 12.04.               [Intentionally Omitted]

SECTION 12.05.                [Intentionally Omitted]”

22.           Exhibit A to the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

“Exhibit A

Partnership Interests

The respective interests of the Partners are as follows:

NDP as General Partner	2.0%

DIL as Limited Partner	97.80%

DCCP as Limited Partner	0.2%”

23.         Except as amended hereby, the Partnership Agreement shall continue in full force and effect.

24.         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Partnership Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the Partners have caused this Seventh Amendment to be executed as of the date,first above written,

GENERAL PARTNER:

NCP DADE POWER, LLC

By:	/s/ Steven P. Chwiecko
Steven P. Chwiecko
Vice President

LIMITED PARTNERS:

DADE INVESTMENT, L.P.

By: NCP Dade Power, LLC, its General Partner

By:	/s/ Steven P. Chwiecko
Steven P. Chwiecko
Vice President

DCC PROJECT FINANCE TEN, INC.

By:	/s/ James J. Vigneau
Name:	James J. Vigneau
Title:	Vice President

WITHDRAWING GENERAL PARTNER:

PASCO PROJECT INVESTMENT PARTNERSHIP, LTD.

By: Pasco Power GP, Inc., its General Partner

By:	/s/ P. L. Barringer
P. L. Barringer
Vice President

[SIGNATURE PAGE TO SEVENTH AMENDMENT TO THE PASCO COGEN PARTNERSHIP AGREEMENT]

WITHDRAWING LIMITED PARTNER:

PASCO PROJECT INVESTMENT PARTNERSHIP. LTD.

By: Pasco Power GP, Inc., its General Partner

By:	/s/ P. L. Barringer
P. L. Barringer
Vice President

[SIGNATURE PAGE TO SEVENTH AMENDMENT TO THE PASCO COGEN PARTNERSHIP AGREEMENT]